GRAINGER REPORTS RESULTS FOR THE FIRST QUARTER 2022

Robust demand environment and operational execution drive strong results;
Company raises full year 2022 guidance

First Quarter Highlights
•Delivered sales of $3.6 billion, up 18.2%, compared to the first quarter of 2021; up 17.9% on a daily, constant currency basis
•Expanded gross margin by 245 bps compared to the first quarter of 2021
•Operating earnings of $534 million, up 49.2%, resulting in EPS of $7.07, an increase of 57.8% versus the first quarter of 2021
•Produced operating cash flow of $343 million, up 16.7%; returned $163 million to shareholders through dividends and share repurchases
•Increases full year 2022 guidance, including updated EPS range of $25.00 - $27.00
•Recognized as one of Fortune's 100 Best Companies to Work For® in 2022

CHICAGO, April 28, 2022 - Grainger (NYSE: GWW) today reported results for the first quarter of 2022 with sales of $3.6 billion, up 18.2%, or 17.9% on a daily, constant currency basis compared to the first quarter 2021, driven by strong performance in both the High-Touch Solutions N.A. and Endless Assortment segments.

"The Grainger team performed extremely well in the first quarter, with strong financial results supported by a robust demand environment. We continued to execute against our key growth initiatives, drive operational excellence and strengthen our culture," said DG Macpherson, Chairman and CEO. "Despite the ongoing inflationary and supply chain challenges, we are well positioned for a successful year."

2022 First Quarter Financial Summary

($ in millions)	Q1 2022(1)	Q1 2021(1)	Q1
			Fav. (Unfav.) vs. Prior
Net Sales	$3,647	$3,084	18%
Gross Profit	$1,383	$1,093	27%
Operating Earnings	$534	$358	49%
Net Earnings Attributable to W.W. Grainger, Inc.	$366	$238	54%
Diluted Earnings Per Share	$7.07	$4.48	58%

Gross Margin	37.9%	35.5%	245 bps
Operating Margin	14.6%	11.6%	305 bps
Tax Rate	25.5%	25.8%	30 bps
(1) Neither Q1 2022, nor Q1 2021 results contained any adjusting items, therefore separate adjusted results are not presented above.

Revenue
Sales in the quarter increased 18.2%, or 16.4% on a daily basis, as compared to the first quarter of 2021, which had one less selling day. Daily sales on a constant currency basis were 17.9% which excludes the unfavorable foreign exchange impact of 1.5% during the first quarter of 2022.

In the High-Touch Solutions N.A. segment, daily sales were up 18.2% versus the prior year first quarter due primarily to solid price realization and strong growth with both midsize and large customers across all end markets. In the Endless Assortment segment, daily sales were up 10.4%, versus the first quarter of 2021, or up 17.4% on a daily, constant currency basis, reflecting the impact of the depreciating value of the Japanese Yen on sales in the quarter. Segment revenue growth was driven by acquiring new customers and increasing share of wallet with existing customers.

Gross Margin
Gross margin for the first quarter of 2022 was 37.9%, a 245 basis point increase compared to the first quarter of 2021 due primarily to lapping the prior year pandemic product inventory adjustment as well as favorable product and customer mix.

In the High-Touch Solutions N.A. segment, the Company lapped the $55 million pre-tax pandemic product inventory adjustment that occurred in the first quarter of 2021, which contributed significantly to the 310 basis point increase in the High-Touch Solutions N.A. segment over the prior year quarter. Given timing, price / cost spread was slightly positive, however largely neutral net of freight inflation. Product mix was also favorable in the quarter. In the Endless Assortment segment, gross margin expanded by 10 basis points versus the prior year first quarter.

Earnings
Operating earnings for the first quarter of 2022 of $534 million were up 49% versus the first quarter of 2021. Operating margin in the quarter of 14.6% increased 305 basis points over the first quarter of 2021 on stronger gross margins in both segments combined with SG&A leverage gained on revenue growth.

Earnings per share of $7.07 in the first quarter of 2022 increased 57.8% compared to the first quarter of 2021. The increase in earnings per share was due primarily to higher operating earnings.

Tax Rate
The first quarter 2022 tax rate was 25.5%, compared to 25.8% in the first quarter of 2021.

Cash Flow
Operating cash flow for the first quarter of 2022 was $343 million, up $49 million over the prior year quarter. The increase was driven by higher net earnings which were partially offset by unfavorable working capital. In the quarter, both accounts receivable and inventory increased as a result of strong demand. This was slightly offset by the timing of trade accounts payable activity. During the quarter, the company distributed $163 million to shareholders through dividends and share repurchases.

Guidance
After a strong start to the year, the company is raising its 2022 full year guidance expectations.

Total Company	Original 2022 Guidance Range	Updated 2022 Guidance Range(1)
Net Sales	$14.1 - $14.5 billion	$14.5 - $14.9 billion
Daily growth	7.5% - 10.5%	11.0% - 14.0%
Gross Profit Margin	36.8% - 37.3%	36.8% - 37.3%
Operating Margin	12.5% - 13.1%	13.0% - 13.6%
Earnings per Share	$23.50 - $25.50	$25.00 - $27.00
Operating Cash Flow	$1.1 - $1.3 billion	$1.15 - $1.35 billion
CapEx (cash basis)	$275 - $325 million	$275 - $325 million
Share Buyback	$600 - $800 million	$600 - $800 million
Tax Rate	24.0% - 25.0%	~25.0%

Segment Operating Margin
High-Touch Solutions N.A.	14.4% - 15.0%	14.9% - 15.5%
Endless Assortment	7.5% - 8.2%	7.5% - 8.2%
(1)Guidance on an adjusted basis as of April 28, 2022
Webcast
The Company will conduct a live conference call and webcast at 11:00 a.m. ET on April 28, 2022 to discuss the first quarter results. The webcast will be hosted by DG Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., with 2021 sales of $13.0 billion, is a leading broad line distributor with operations primarily in North America, Japan and the United Kingdom. Grainger achieves its purpose, We Keep the World Working®, by serving more than 4.5 million customers worldwide with a wide range of product categories that keep customer operations running and their people safe. The Company also delivers services and solutions, such as technical support and inventory management, to provide tangible value and save customers time and money. Grainger offers more than 2 million maintenance, repair and operating (MRO) products in its High-Touch Solutions assortment and more than 30 million products through its expanding Endless Assortment offering. For more information, visit www.grainger.com.

Visit invest.grainger.com to view information about the company, including a supplement regarding 2022 first quarter results. Additional company information can be found on the Grainger Investor Relations website which includes our Company Snapshot and ESG report.

© 2022 Fortune Media IP Limited All rights reserved. Used under license. Fortune and 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, W.W. Grainger, Inc.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: the unknown duration and health, economic, operational and financial impacts of the global outbreak of the coronavirus disease 2019 and its variants (COVID-19), as well as the impact of actions taken or contemplated by government authorities to mitigate the spread of COVID-19 (such as vaccine mandates for certain federal contractors, mask mandates, social distancing or other requirements) and to promote economic stability and recovery, on the company’s businesses, its employees, customers and suppliers, including disruption to Grainger’s operations resulting from employee illnesses, the development, availability and usage of effective treatment or vaccines, changes in customers’ product needs, the acquisition of excess inventory leading to additional inventory carrying costs and inventory obsolescence, raw material, inventory and labor shortages, continued strain on global supply chains, and diminished transportation availability and efficiency, disruption caused by business responses to the COVID-19 pandemic, including remote working arrangements, which may create increased vulnerability to cybersecurity incidents, including breaches of information systems security, adaptions to the company’s controls and procedures required by remote working arrangements, which could impact the design or operating effectiveness of such controls or procedures, and global or regional economic downturns or recessions, which could result in a decline in demand for the company’s products; inflation, higher product costs or other expenses, including operational expenses; the impact of Russia’s invasion of Ukraine on the global economy; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in the company’s gross profit margin; the company’s responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising and marketing, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; disruption or breaches of information technology or data security systems involving the company or third parties on which the company depends; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of the company’s common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; geopolitical events, including war or acts of terrorism; other pandemic diseases or viral contagions; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; competition for, or failure to attract, retain, train, motivate, and develop key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; the company's incurrence of indebtedness and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Brodie Bertrand	Kyle Bland
VP, Communications & Public Affairs	VP, Investor Relations

Grainger Media Relations Hotline	Abby Sullivan
847-535-5678	Sr. Manager, Investor Relations

Media_Relations_Team@grainger.com	InvestorRelations@grainger.com

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In millions of dollars, except for share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$3,647	$3,084
Cost of goods sold	2,264	1,991
Gross profit	1,383	1,093
Selling, general and administrative expenses	849	735
Operating earnings	534	358
Other (income) expense:
Interest expense – net	23	21
Other – net	(6)	(6)
Total other expense – net	17	15
Earnings before income taxes	517	343
Income tax provision	132	88
Net earnings	385	255
Less net earnings attributable to noncontrolling interest	19	17
Net earnings attributable to W.W. Grainger, Inc.	$366	$238

Earnings per share:
Basic	$7.11	$4.51
Diluted	$7.07	$4.48
Weighted average number of shares outstanding:
Basic	51.1	52.3
Diluted	51.4	52.6
Diluted Earnings Per Share
Net earnings as reported	$366	$238
Earnings allocated to participating securities	(3)	(2)
Net earnings available to common shareholders	$363	$236
Weighted average shares adjusted for dilutive securities	51.4	52.6
Diluted earnings per share	$7.07	$4.48

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)

	(Unaudited)
Assets	March 31, 2022	December 31, 2021
Cash and cash equivalents	$364	$241
Accounts receivable – net(1)	2,001	1,754
Inventories – net	1,929	1,870
Prepaid expenses and other current assets	145	146
Total current assets	4,439	4,011
Property, buildings and equipment – net	1,434	1,424
Goodwill	384	384
Intangibles – net	229	238
Operating lease right-of-use	361	393
Other assets	146	142
Total assets	$6,993	$6,592
Liabilities and Shareholders’ Equity
Trade accounts payable(2)	1,038	816
Accrued compensation and benefits(3)	222	319
Operating lease liability	67	66
Accrued expenses	324	290
Income taxes payable	91	37
Total current liabilities	1,742	1,528
Long-term debt	2,338	2,362
Long-term operating lease liability	303	334
Deferred income taxes and tax uncertainties	126	121
Other non-current liabilities	114	87
Shareholders' equity(4)	2,370	2,160
Total liabilities and shareholders’ equity	$6,993	$6,592

(1) Increased $247 million driven by growth in sales.
(2) Increased $222 million primarily driven by inventory purchases to meet increased demand.
(3) Decreased $97 million due to the timing of variable compensation and benefits paid under annual incentive plans.
(4) Common stock outstanding as of March 31, 2022 was 51,101,666 compared with 51,220,205 shares at December 31, 2021, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions of dollars)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$385	$255
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for credit losses	4	4
Deferred income taxes and tax uncertainties	7	(11)
Depreciation and amortization	52	43
Net gains from sale or redemption of assets	—	(5)
Stock-based compensation	9	8
Change in operating assets and liabilities:
Accounts receivable	(263)	(121)
Inventories	(65)	52
Prepaid expenses and other assets	(39)	(5)
Trade accounts payable	228	85
Accrued liabilities	(53)	(61)
Income taxes - net	86	55
Other non-current liabilities	(8)	(5)
Net cash provided by operating activities	343	294
Cash flows from investing activities:
Additions to property, buildings, equipment and intangibles	(57)	(73)
Proceeds from sale or redemption of assets	—	15
Net cash used in investing activities	(57)	(58)
Cash flows from financing activities:
Proceeds from stock options exercised	6	8
Payments for employee taxes withheld from stock awards	(2)	(2)
Purchases of treasury stock	(79)	(175)
Cash dividends paid	(84)	(81)
Net cash used in financing activities	(159)	(250)
Exchange rate effect on cash and cash equivalents	(4)	(9)
Net change in cash and cash equivalents	123	(23)
Cash and cash equivalents at beginning of period	241	585
Cash and cash equivalents at end of period	$364	$562

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

The company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with the non-GAAP financial measures of sales on an organic daily basis and sales on a constant currency basis. The company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes sales on an organic daily basis and constant currency basis are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

This press release also includes certain non-GAAP forward-looking information. The company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliation provided below reconciles GAAP financial measures to the non-GAAP financial measures: sales on an organic daily basis and constant currency basis.

	Three Months Ended March 31,
	Total Company		High-Touch Solutions North America		Endless Assortment
	2022	2021	2022	2021	2022	2021
Reported sales	18.2%	2.8%	20.1%	1.8%	12.1%	25.4%
Day impact	(1.8)	1.6	(1.9)	1.6	(1.7)	2.0
Daily sales	16.4%	4.4%	18.2%	3.4%	10.4%	27.4%
Business divestitures ¹	—	2.6	—	—	—	—
Organic daily sales	16.4%	7.0%	18.2%	3.4%	10.4%	27.4%
Foreign exchange	1.5	(1.1)	—	(0.3)	7.0	(4.1)
Organic daily, constant currency	17.9%	5.9%	18.2%	3.1%	17.4%	23.3%
¹ Represents the results of the Fabory business (divested on June 30, 2020) and the Grainger China business (divested on August 21, 2020).

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